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                      [BANK OF MONTREAL LETTERHEAD]




November 14, 1997


Spectrum Signal Processing Inc.
#100 - 8525 Baxter Place
Burnaby, B.C.
V5A-4V7

Attention:                 Mr. Marty McConnell, C.A.
                           Vice President, Finance

Dear Sirs:

                           Re:      Financing Request

         We are pleased to advise that Bank of Montreal has agreed to make available the following funding, subject to certain terms and conditions as highlighted. This Term Sheet will supersede any Term Sheets previously issued.

FACILITY #1

Borrower:                  Spectrum Signal Processing Inc.  "Spectrum"

Amount:                    $5,000,000 Canadian (change from $4,000,000)

Purpose:                   To provide fluctuating working capital,
                           margined against receivables

Type: Demand, revolving. Advanced via FirstBank Cash Management Account (FCMA), which provides an overdraft limit on a regular Bank of Montreal current account

Interest Rates:            FCMA - Prime + .50%, payable monthly (change
                           from P + .75%)

                           US Rev - Base rate + .5%, payable monthly
                           (change from B + .75%)


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Options:                   Bank of Montreal will make available the
                           operating line in any combination of the following products to an aggregate limit as detailed under Availability below:

                           Letters of Credit and/or Guarantee: (L/C's or L/G's to a maximum of $250,000) - In various currencies (Canadian dollar equivalent). Terms not to exceed one year, without specific approval by the Bank.

                           U.S. Dollar Revolving Demand Loans: (Canadian dollar equivalent). In multiples of US$50,000

                           Canadian Dollar Demand Loans: (via FCMA)

                           Foreign Exchange Forward Contracts (FEFC):
                           Terms not to exceed one year. Restricted to not more than $500,000 in Canadian Dollar risk content @ 10%. (I.E., total FEFC's outstanding, converted to Canadian Dollars multiplied by 10% is not to exceed $500,000 at any time.

                           MasterCard Facility: Standard rates and fees. To a maximum limit of $60,000. Included in the total but not part of the margin

Availability:              Total advances under this facility (via FCMA,
                           US Rev, FEFC, (L/C's, L/G's), are at all times to be contained within 75% of the account managers valuation of good quality Canadian and U.S. accounts receivable, after deducting accounts past due 61 days and over (91 days for government), holdbacks, accounts in dispute, priority payables, related party accounts and receivables eligible below plus

                           90% of the account managers estimated worth of good quality acceptably insured (i.e. Export Development Corporation ("EDC") or American Credit Indemnity ("ACI") accounts receivable of the borrower, where insurance has been assigned to the Bank, after deducting accounts past due 61 days and over (91 days for government or quasi-government), holdbacks, accounts in dispute, priority payables and related party accounts plus

                           75% of non-insured foreign receivables which are supported by (in order of preference)



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                           1.  Letter of Credit from correspondent or
                               recognized Bank acceptable to the Bank

                           2.  Specific accounts where prior
                               approval from the Bank has been
                               obtained

                           after deducting accounts past due 61 days and over (91 days for government or quasi-government), holdbacks, accounts in dispute, priority payables and related party accounts

Fees: FCMA Facility Fee - $600 per month, plus standard activity fees

                           Letter of Credit/Guarantee - Standard 1.2% per annum, plus $300 per facility

                           FEFC - Standard differential plus $100 per contract


Financial Covenants:


                           To be tested monthly based on the in-house consolidated financial statements. Spectrum will:

                           1.       Ensure Capital expenditures are
                                    approved by way of an annual Capital
                                    Projects Budget. Unplanned additional
                                    Capital expenditures to be allowed to
                                    a maximum of $100,000 per annum
                                    without the Bank's prior written
                                    consent

                           2. Maintain its ratio of current assets to current liabilities at greater than 1.45:1

                           3.       Maintain its ratio of Debt to
                                    Tangible Net Worth at less than
                                    1.50:1

                           For the purposes of these Covenants, all relevant terms, including without limitation, "Capital expenditure", "Current assets", "deferred revenue", and "current liabilities" shall be determined by generally accepted accounting principles ("GAAP"), consistently applied.

                           "Debt" shall be defined as "current
                           liabilities" (as defined above), plus Long
                           Term Liabilities as per GAAP, less Deferred
                           Taxes and Subrogated Shareholder Loans.



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                           "Tangible Net Worth" is to be defined as
                           equity per financial statements less
                           intangibles, plus subrogated shareholder loans.

                           "Intangibles" will include, but not be limited to Deferred Development Costs. The Bank may, from time to time, determine other deductions from Tangible Net Worth, such as Investments unrelated to the core business of the Borrower.


Reporting Requirements:

                           Spectrum is to provide the Bank with the following information in a form acceptable to the Bank:

                           Annually

                           Annual Audited Consolidated Financial
                           Statements within 90 days of the fiscal year end. Unaudited, unconsolidated financial statements for each subsidiary is to be made available as requested.

                           Budget for the next fiscal year prior to the start of that fiscal year. These detailed projections will include: projected Balance Sheet, Income Statement, and Cashflow Statement, all prepared on a quarterly basis together with the underlying assumptions, and based on the consolidated statements of Spectrum Signal Processing Inc.

                           Commentary on Product development, Marketplace developments, or competitors, or more often (if requested by the Bank).

                           Monthly reporting package to be delivered by the 25th of the following month and to include:

                           Aged listing of accounts receivable

                           Interim income statement and balance sheet, to include comparison to budget, and commentary on significant variances (10% or greater) on any line, all based on the consolidated entity

                           Orderbook summary including backlog, with analysis of any contract cancellations, if requested by the Bank

                           Periodically

                           Commentary on changes, (if any), to the senior management team



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                           Updated financial projections, if
                           significantly different from earlier versions


Security:


         The following security is currently held by the Bank:

         1.       FirstBank Cash Management Account Agreement

                  -        to be replaced

         2. General Security Agreement, registered in the first position via PPSA in B.C.

         3. General Assignment of Book Debts, registered in the first position via PPSA in B.C. and in other following Provinces in Canada - Alberta, Saskatchewan, Manitoba, Ontario, Quebec, and Newfoundland.

         4. UCC filings with respect to the above in California, Texas, Massachusetts, and Washington.

         5. Section 427 inventory security.

         6.       EDC Continuation Endorsement and Direction to Pay.

         7. Fire insurance with loss payable to Bank of Montreal, complete with Standard Mortgage Clause

                  - policy expires October 30, 1997. Please have your agent forward the renewal

To Be Obtained:


         1.       Replacement FirstBank Cash Management Account Agreement

         2.       Confirmation of the renewal of the fire insurance coverage

                  The above facilities are subject to review at any time at the discretion of the Bank.


         This letter is provided for information purposes only. The agreements between Spectrum Signal Processing Inc. and Bank of Montreal will be evidenced by way of


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formal agreements and/or security documents (collectively the "Loan
Documents") between the parties. In the event of any discrepancy between this letter and the Loan Documents then the Loan Documents shall take precedence.

         Please signify your agreement with the Terms and Conditions of this Term Sheet by signing and returning a copy of this letter to the attention of the undersigned. The Spectrum account is considered to be one of the Prime accounts in the Innovation and Technology Centre, and we trust that this financing package reflects this position.

                                                     Yours truly,

                                                     /s/ E. Daniel Darts

                                                     E. Daniel Darts
                                                     Senior Account Manager


We hereby accept and agree with the terms of the above described Term
Sheet.

Spectrum Signal Process Inc.


Per:  /s/ Martin McConnell
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Per:  ------------------------------------------



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